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                                                                    EXHIBIT 99.1


                       RYMER ANNOUNCES APPOINTMENT OF CEO

November 8, 1995                                           FOR IMMEDIATE RELEASE
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Chicago, IL - Rymer Foods Inc. (NYSE: RYR) announced today that it hired P. E.
(Ed) Schenk as its President and Chief Executive Officer. Mr. Schenk will replace John Patten, who has resigned. Mr. Schenk will also be named to the Board of Rymer. The hiring of Mr. Schenk is part of a restructuring plan commenced in October of 1995 designed to reduce operating costs and improve efficiencies at Rymer.

Mr. Schenk has over twenty-two years of experience in the meat processing business having served as Executive Vice President of Lykes Processed Meats Group and as President and Chief Operating Officer of several divisions of Smithfield Foods, Inc.

Rymer Foods is a leading supplier of portion-controlled meat and seafood products to foodservice and retail markets.

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